Exhibit 99.2

Soleno Therapeutics, Inc. (formerly known as Capnia, Inc.)
Unaudited Pro Forma Condensed Consolidated Financial Statements

On July 18, 2017, Soleno Therapeutics, Inc. (formerly known as Capnia, Inc.) (the “Company”) completed the sale of stock of its 100% owned subsidiary, NeoForce, Inc. ("NFI") primarily related to the Company’s portfolio of neonatology resuscitation products (the "Disposition") pursuant to a Stock Purchase Agreement (the “Purchase Agreement”), dated July 18, 2017, with NeoForce Holdings, Inc. ("Holdings"), a 100% owned subsidiary of Flexicare Medical Limited, a privately held United Kingdom company, for $720,000, plus the Company will also receive proceeds for the total outstanding accounts receivable and inventory held by NFI at the date of sale, as it is collected or sold, respectively. The Disposition was completed in accordance with the Purchase Agreement between the Company and Holdings, dated July 18, 2017.

The following unaudited pro forma condensed consolidated financial statements give effect to the Disposition, the receipt of proceeds from the Disposition, and the other assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed consolidated financial statements. These adjustments are based upon information and assumptions available at the time of the filing of this financial information on Form 8-K.

The unaudited pro forma financial information is based on financial statements prepared in accordance with U.S. generally accepted accounting principles, which are subject to change and interpretation. The unaudited pro forma condensed consolidated financial statements were based on and derived from the Company’s historical consolidated financial statements, adjusted for those amounts which were determined to be directly attributable to the Disposition, factually supportable, and with respect to the Unaudited Pro Forma Condensed Consolidated Statements of Operations, expected to have a continuing impact on the consolidated results. Actual adjustments, however, may differ materially from the information presented.

The unaudited pro forma financial information is based upon available information and assumptions that management considers to be reasonable, and such assumptions have been made solely for purposes of developing such unaudited pro forma financial information for illustrative purposes in compliance with the disclosure requirements of the Securities and Exchange Commission. The unaudited pro forma financial information is not necessarily indicative of the financial position or results of operations that would have actually occurred had the Disposition occurred on the dates indicated. In addition, these unaudited pro forma condensed consolidated financial statements should not be considered to be indicative of the future financial performance and results of operations of the Company.

The unaudited pro forma condensed consolidated balance sheet as of March 31, 2017 gives effect to the Disposition and adjustments as if it occurred on the date of the balance sheet.

The unaudited pro forma condensed consolidated statements of operations for the fiscal years ended December 31, 2016 and three months ended March 31, 2016 and 2017, give effect to the Disposition and adjustments as if they had occurred on January 1, 2016 and carried forward through to the latest period presented.

The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the Company’s historical audited consolidated financial statements and notes thereto included in its Annual Report on Form 10-K for the year ended December 31, 2016 and its Quarterly Reports on Form 10-Q for the three months ended March 31, 2016 and 2017.

The unaudited condensed consolidated pro forma financial statements are prepared in accordance with Article 11 of Regulation S-X.

Soleno Therapeutics, Inc. (formerly known as Capnia, Inc.)
Unaudited Pro Forma Condensed Consolidated Balance Sheet
As of March 31, 2017
(in thousands)

	As Reported	Sale of NFI (a)	Proceeds from Sale		Pro Forma

Assets
Current assets
Cash and cash equivalents	$10,539	$—	$671	(b)	$11,210
Accounts receivable	110	62	—		49
Receivable from sale of NFI	—	—	237	(c)	237
Restricted cash	35	—	—		35
Inventory	855	170	—		685
Prepaid expenses and other current assets	261	—	—		261
Total current assets	$11,800	$232	$909		$12,477
Long-term assets
Property and equipment, net	93	42	—		51
Other assets	126	—	—		126
Goodwill	718	718	—		—
Other intangible assets, net	21,128	311	—		20,817
Total assets	$33,865	$1,303	$909		$33,471

Liabilities and stockholders' equity
Current liabilities
Accounts payable	935	23	—		913
Accrued compensation and other current liabilities	1,237	128	—		1,108
Total current liabilities	2,172	151	—		2,021

Long-term liabilities
Series A warrant liability	291	—	—		291
Series C warrant liability	58	—	—		58
Other liabilities	1,201	81	—		1,120
Total long-term liabilities	1,549	81	—		1,468
Total liabilities	3,721	232	—		3,489

Stockholders' equity
Common stock	47	—	—		47
Series B Convertible Preferred	—	—	—		—
Additional paid-in-capital	131,296	1,197	—		130,098
Accumulated deficit	(101,199)	(277)	909		(100,013)
Total stockholders' equity	30,144	920	909		30,133
Total liabilities and stockholders' equity	$33,865	$1,303	$909		$33,471

Soleno Therapeutics, Inc. (formerly known as Capnia, Inc.)
Unaudited Pro Forma Condensed Consolidated Statement of Operations
for the Year Ended December 31, 2016
(in thousands)

	As Reported	Sale of NFI		Pro Forma

Product revenue	$1,451	$1,058	(d)	$393
Cost of product revenue	1,509	515	(d)	994
Gross profit	(58)	543	(d)	(601)

Expenses
Research and development	5,185	147	(d)	5,038
Sales and marketing	1,631	252	(d)	1,379
General and administrative	6,736	355	(d)	6,381
Total expenses	13,552	754	(d)	12,798
Operating loss	$(13,610)	$(211)	(d)	$(13,399)

Interest and other income (expense)
Other expense	(7)	—		(7)
Change in fair value of warrants liabilities	1,667	—		1,667
Cease-use expense	(93)	—		(93)
Other income	1,567	—		1,567
Net loss before provision for Income Taxes	(12,043)	(211)	(d)	(11,832)
Provision for Income Taxes	(22)	—		(22)
Net loss after provision for Income Taxes	(12,065)	(211)	(d)	(11,854)
Loss on extinguishment of convertible preferred stock	3,651			3,651

Net loss applicable to common stockholders	$(15,716)	$(211)		$(15,505)

Basic and diluted net loss per share applicable to common stockholders	$(1.01)			$(1.00)

Weighted-average common shares outstanding
used to calculate net loss per
common share:
Basic and diluted	15,507,484			15,507,484

Soleno Therapeutics, Inc. (formerly known as Capnia, Inc.)
Unaudited Pro Forma Condensed Consolidated Statements of Operations
for the Three Months Ended March 31, 2016
(in thousands)

	As Reported	Sale of NFI		Pro Forma

Product revenue	$447	$322	(d)	$125
Cost of product revenue	461	194	(d)	266
Gross profit	(14)	127	(d)	(141)

Expenses
Research and development	1,772	29	(d)	1,743
Sales and marketing	538	51	(d)	487
General and administrative	1,939	90	(d)	1,849
Total expenses	4,249	170	(d)	4,079
Operating loss	4,263	(43)		(4,220)

Interest and other income (expense)
Change in fair value of warrants liabilities	1,170	—		1,170
Cease-use expense	(94)	—		94
Other expense	(2)	—		(2)
Interest and other income (expense), net	1,074	—		1,074
Net loss	$(3,189)	(43)	(d)	(3,146)

Net loss per common share:
Basic and diluted	$(0.22)			$(0.21)

Weighted-average common shares outstanding
used to calculate net loss per
common share:
Basic and diluted	14,796,119			14,796,119

Soleno Therapeutics, Inc. (formerly known as Capnia, Inc.)
Condensed Consolidated Statements of Operations
for the three months ended March 31, 2017
(in thousands)

	As Reported	Sale of NFI		Pro Forma

Product revenue	$265	$217	(d)	$48
Cost of product revenue	209	125	(d)	85
Gross profit	56	92	(d)	(36)

Expenses
Research and development	994	60	(d)	934
Sales and marketing	114	61	(d)	53
General and administrative	1,158	102	(d)	1,056
Total expenses	2,266	223	(d)	2,043
Operating loss	(2,210)	131	(d)	2,079

Interest and other income (expense)
Interest Income	1			1
Other Expense	(602)			(602)
Change in fair value of warrants liabilities	(69)			(69)
Cease-use expense	(7)			(7)
Interest and other income (expense), net	(677)	—		(677)
Net loss	$(2,887)	$(131)	(d)	$(2,756)

Basic and diluted net loss per share applicable to common stockholders	$(0.11)			$(0.11)

Weighted-average common shares outstanding
used to calculate net loss per
common share:
Basic and diluted	26,853,433			26,853,433

Soleno Therapeutics, Inc. (formerly known as Capnia, Inc.)
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

1.	Basis of Presentation
The unaudited proforma condensed consolidated statements of operations for the year ended December 31, 2016 were derived from the historical audited consolidated financial statements for the year ended December 31, 2016 included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016. The unaudited pro forma condensed consolidated balance sheet as of March 31, 2017 and the unaudited pro forma condensed consolidated statement of operations for the three months ended March 31, 2016 and 2017 were derived from the unaudited condensed consolidated financial statements included in the Company’s Quarterly Report on Form 10-Q as of and for the three months ended March 31, 2016 and 2017.

2.	Disposition of NFI
On July 18, 2017, Soleno Therapeutics, Inc. (the “Company”) completed the sale of stock of its 100% owned subsidiary, NeoForce, Inc. ("NFI") primarily related to the Company’s portfolio of neonatology resuscitation products (the "Disposition")pursuant to a Stock Purchase Agreement (the “Purchase Agreement”), dated as of July 18, 2017, with NeoForce Holdings, Inc. ("Holdings") for $720,000 and adjustments for inventory and the current cash balances held at NFI. The Company will also receive proceeds for the total outstanding accounts receivable and inventory held by NFI at the date of sale, as it is collected or sold, respectively. The Disposition was completed in accordance with the Purchase Agreement between the Company and Holdings, dated July 18, 2017.

Transaction costs consisting of legal, tax, accounting and other professional fees, employee severance payments and other costs are approximately $69 thousand; and the net book value of assets being transferred in the Disposition was $1.1 million as of March 31, 2017.

3.	Pro Forma Adjustments
The unaudited pro forma condensed consolidated balance sheet as of March 31, 2017 reflects the following adjustments:

(a)	Represents the amounts of NFI assets and liabilities which were sold or transferred to Holdings as if the Disposition had occurred on March 31, 2017.

(b)
Reflects the proceeds received at closing from the Disposition. The sale price of $720,000 was reduced by (1) approximately $69,000 for estimated transaction expenses assumed to be paid at closing and increased by $20,000, representing $20,000 of the maximum of $100,000 saleable inventory for purposes of this calculation.

(c)
Reflects the proceeds receivable from the sale of NFI for the remaining saleable inventory of $110,841 and accounts receivable of $126,565 to be received by the Company as sold or collected, respectively.

The unaudited pro forma condensed consolidated statements of operations for the three months ended March 31, 2016 and 2017 and the year ended December 31, 2016 reflect the following adjustments:

(d)
The elimination of operating results of NFI business in the unaudited condensed consolidated statements of operations for the Company for the three months ended March 31, 2016 and 2017 and the year ended December 31, 2016, as if the Disposition had occurred on January 1, 2016.